Exhibit 13.1

CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of FRONTEO, Inc., a Japanese corporation (the “Company”), does hereby certify that, to such officer’s knowledge:

1.

The accompanying Annual Report of the Company on Form 20-F for the period ended March 31, 2017 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 31, 2017

By:	/S/ Masahiro Morimoto
Name:	Masahiro Morimoto
Title:	Chief Executive Officer and Chairman of the Board

Date: July 31, 2017

By:	/S/ Naritomo Ikeue
Name:	Naritomo Ikeue
Title:	Executive Vice-President, Group Chief Financial Officer, Chief Operating Officer and Director